Exhibit 99.1

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1	Name and Address of Company

Digi Power X Inc.

218 NW 24th Street, 2nd Floor

Miami, Florida, 33127

Item 2	Date of Material Change

February 2, 2026

Item 3	News Release

The press release attached as Schedule “A” was released on February 2, 2026 through an approved Canadian newswire service.

Item 4	Summary of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 5	Full Description of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 6	Reliance of subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7	Omitted Information

Not applicable.

Item 8	Executive Officer

Inquiries in respect of the material change referred to herein may be made to:

Michel Amar, Chief Executive Officer

T: 1-818-280-9758

E: michel@digihostblockchain.com

Item 9	Date of Report

February 2, 2026

SCHEDULE “A”

Hans Vestberg, Former Verizon Chairman and CEO,
Joins Digipower X As Senior Advisor

This news release constitutes a “designated news release” for the purposes of the Company’s amended and restated
prospectus supplement dated November 18, 2025, to its short form base shelf prospectus dated May 15, 2025.

Miami, FL – February 2, 2026 – Digi Power X Inc. (“Digipower X” or the “Company”) (Nasdaq: DGXX / TSXV: DGX), a vertically integrated AI infrastructure company focused on the deployment of Tier-3 modular data centers powered by owned and controlled energy assets, today announced that Hans Vestberg, former Chairman and Chief Executive Officer of Verizon Communications, has joined the Company as a senior advisor serving on its Advisory Board to support the Company’s expansion strategy.

Mr. Vestberg brings more than three decades of global leadership in mission-critical infrastructure, telecommunications networks, and large-scale capital deployment. He is widely recognized for leading Verizon’s first commercial 5G deployment in 2018 and for advancing nationwide fiber, mobile edge computing, and next-generation network architectures.

Prior to Verizon, Mr. Vestberg spent nearly three decades at Ericsson, including almost seven years as its Chief Executive Officer, where he helped build and operate global infrastructure facilitating approximately 35% of worldwide mobile traffic.

Mr. Vestberg’s appointment comes at a time when AI adoption is increasingly constrained, not by software or silicon, but by power availability, cooling capacity, and deployment speed. Digipower X is working on addressing this challenge through the deployment of the AI-Ready Modular Solution (ARMS) platform, designed to deliver Tier-3 modular AI data centers within approximately 180 days, supported by a vertically integrated power strategy and a growing portfolio of large-scale energy assets.

“Hans Vestberg built and scaled the physical infrastructure that helped enable the fiber, mobile, and 5G revolutions,” said Michel Amar, Chairman and Chief Executive Officer of Digipower X. “He understands what most of the market overlooks: AI’s bottleneck isn’t algorithms or chips, it’s power, cooling, and deployment speed. Hans knows how to execute infrastructure transformation at a national and global scale, and we expect his guidance will be invaluable as we expand our modular AI data center footprint.”

“I’ve spent over 30 years building the networks that move data,” said Mr. Vestberg. “The next decade is about building the infrastructure that processes it. Digipower X is more than just a data center company. It controls its power, is developing the ability to deploy Tier-3 infrastructure in the near term, and is building a modular platform to address the exact constraints holding back large-scale AI deployment. Its focus on power availability and deployment speed first, real estate second, is exactly the right approach.”

Infrastructure Experience Aligned with AI Scale

During his tenure at Ericsson (2010–2016), Mr. Vestberg led more than 115,000 employees worldwide and positioned the company at the forefront of next-generation wireless technologies. At Verizon (2018–2025), he reshaped the organization around a network-first strategy, oversaw major investments in spectrum and fiber, and advanced distributed edge-compute capabilities to enable data-intensive and latency-sensitive applications.

Mr. Vestberg insightfully noted at Davos 2024 that “one of the most important infrastructures of this century is digital infrastructure,” and that AI workloads will increasingly migrate from centralized hyperscale facilities toward distributed locations supporting real-time inference and enterprise demand.

Mr. Vestberg currently serves as a board member of BlackRock and Verizon.

Addressing the Power and Deployment Constraint in AI Infrastructure

Digipower X operates a combined-cycle power plant and three additional operating sites, with more than 200 megawatts of power currently online. The Company has secured development capacity to support AI infrastructure expansion over the next three years, with the ability to develop up to an additional 1.5 gigawatts of power capacity, including at major sites in North Carolina and West Virginia.

In West Virginia, Digipower X has entered into a letter of intent relating to a 1.3-gigawatt power plant, which is being evaluated as a long-term site for AI data center and advanced computing infrastructure deployment.

“Hans recognizes that national AI competitiveness depends on solving power availability and deployment speed,” said Gerard Rotonda, Board Member of Digipower X and former CFO of Deutsche Bank Wealth & Asset Management Americas. “His experience aligns directly with Digipower X’s mission to deliver infrastructure at the scale and speed this market now requires.”

Vestberg’s Strategic Focus

In his advisory role, Mr. Vestberg will work closely with Digipower X’s executive team on:

●	AI infrastructure deployment strategy and scaling frameworks;

●	Distributed and edge-compute architectures for inference-driven workloads;

●	Strategic partnerships with hyperscalers, enterprises, and infrastructure stakeholders;

●	Power optimization and energy-efficient data center design;

●	Tier-3 redundancy and mission-critical reliability standards; and

●	International expansion strategy and site prioritization.

About Digipower X

Digipower X is an innovative energy infrastructure company that develops Tier III-certified modular AI data centers and drives the expansion of sustainable energy assets.

For further information, please contact:

Michel Amar, Chief Executive Officer

Digipower X Inc.

www.digipowerx.com

Investor Relations

T: 888-474-9222

Email: IR@digihostpower.com

Cautionary Statement

Trading in the securities of the Company should be considered highly speculative. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein. Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

Except for the statements of historical fact, this news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates and projections as at the date of this news release and are covered by safe harbors under Canadian and United States securities laws. Forward-looking information in this news release includes information about the Company’s expectations concerning the potential contributions by our new advisor to the Company’s strategic efforts, the potential further improvements to profitability and efficiency across the Company’s operations, including, as a result of the Company’s expansion efforts, potential for the Company’s long-term growth and clean energy strategy, and the business goals and objectives of the Company. Factors that could cause actual results to differ materially from those described in such forward-looking information include, but are not limited to: delivery of equipment and implementation of systems may not occur on the timelines anticipated by the Company or at all; future capital needs and uncertainty of additional financing; share dilution resulting from equity issuances; risks relating to the strategy of maintaining and increasing Bitcoin holdings and the impact of depreciating Bitcoin prices on working capital; statements regarding the timing, scale and expansion of AI and high-performance computing infrastructure; changes in demand for AI and high-performance computing; future data center capacity may not be realized at the level anticipated by the Company, or at all; development of additional facilities and installation of infrastructure to expand operations may not be completed on the timelines anticipated by the Company, or at all; ability to access additional power from the local power grid; the Company may not be able to profitably liquidate its current digital currency inventory, or at all; a decline in digital currency prices may have a significant negative impact on the Company’s operations; the volatility of digital currency prices; and other related risks as more fully set out in the Annual Information Form of the Company and other documents disclosed under the Company’s filings at www.sedarplus.ca and www.SEC.gov/EDGAR. The forward-looking information in this news release reflects the current expectations, assumptions and/or beliefs of the Company based on information currently available to the Company. In connection with the forward-looking information contained in this news release, the Company has made assumptions about, among other things, profitable use of the Company’s assets going forward; the demand for data center capacity for AI and high-performance computing; and there will be no regulation or law that will prevent the Company from operating its business. The Company has also assumed that no significant events occur outside of the Company’s normal course of business. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainties therein. The Company undertakes no obligation to revise or update any forward-looking information other than as required by applicable law.

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